                                                                   EXHIBIT 10.29

                                LEASE AGREEMENT


                                    Between

                              PHOENIX PLACE LTD.
                                  (Landlord)

                                      and

                        PINNACLE OIL INTERNATIONAL INC.
                                   (Tenant)

                                      for

                                 PHOENIX PLACE
                              840 - 7TH AVENUE SW
                               CALGARY, Alberta
                                  (Building)

                               TABLE OF CONTENTS

ARTICLE II
     1.00   Definitions.................................................   4

ARTICLE II
     2.00   Demise......................................................   7

ARTICLE III
     3.00   Term........................................................   7
     3.01   Postponement of Term........................................   7
     3.02   Early Possession............................................   7

ARTICLE IV
     4.00   Rent........................................................   7
     4.01   Security Deposit............................................   7

ARTICLE V
     5.00   Tenant's Covenants..........................................   8
     5.01   Rent........................................................   8
     5.02   Operating Costs.............................................   8
     5.03   Repair......................................................   8
     5.04   Notice of Accidents or Defect...............................   8
     5.05   Assigning or Subletting.....................................   8
     5.06   Business Tax................................................   9
     5.07   Tidiness....................................................   9
     5.08   Damage to Building..........................................   9
     5.09   Observe Rules and Reglulations..............................   9
     5.10   Use of Premises.............................................   10
     5.11   No Prejudice Insurance......................................   10
     5.12   Premises Conform to Law.....................................   10
     5.13   Use Conform to Law..........................................   10
     5.14   No Nuisance.................................................   10
     5.15   Floor Load..................................................   10
     5.16   Escape of Water.............................................   11
     5.17   Indemnify Landlord..........................................   11
     5.18   Release of Landlord.........................................   11
     5.19   Notify Landlord.............................................   11
     5.20   Not Permit Liens............................................   11
     5.21   Landlord Supply Electricity.................................   11
     5.22   Tenant's Insurance..........................................   12
     5.23   Signs.......................................................   12
     5.24   Name........................................................   12
     5.25   Blinds......................................................   12
     5.26   Tenant's Certificate........................................   12
     5.27   Application of Distress.....................................   12
     5.28   Waiver Re Distress..........................................   13
     5.29   Not Register Lease..........................................   13
     5.30   Right of Entry..............................................   13
     5.31   Non-Waiver By Landlord......................................   13
     5.32   Additional Rent.............................................   13
     5.33   Interest on Arrears.........................................   13
     5.34   Access to Landlord..........................................   14
     5.35   Alterations by Landlord.....................................   14
     5.36   Excavation..................................................   14
     5.37   Yield-Up....................................................   14
     5.38   Continuous Occupancy........................................   14
     5.39   Subordination...............................................   14
     5.40   Relocation of Leased Premises...............................   14

ARTICLE VI
     6.00   Landlord's Covenants........................................   15
     6.01   Quiet Possession............................................   15
     6.02   Pay Taxes...................................................   15
     6.03   Insurance...................................................   15
     6.04   Heat........................................................   15
     6.05   Air-Conditioning............................................   16
     6.06   Elevators...................................................   16
     6.07   Repair of Apparatus.........................................   16
     6.08   Access......................................................   16
     6.09   Washroom Facilities.........................................   16
     6.10   Clean.......................................................   16
     6.11   Repair Structure............................................   16
     6.12   Alterations By Tenant.......................................   17
     6.13   Landlord's Certificate......................................   17

ARTICLE VII
     7.00   Mutual Covenants............................................   17
     7.01   Parking.....................................................   17
     7.02   Tenant's Improvements.......................................   17
     7.03   Destruction or Damage.......................................   18
     7.04   Default.....................................................   18
     7.05   Bankruptcy or Seizure.......................................   19
     7.06   Force Majeure...............................................   19
     7.07   Representations.............................................   19
     7.08   Reservation to Landlord.....................................   19
     7.09   Assignment by Landlord......................................   19
     7.10   Net Lease...................................................   20
     7.11   Notices.....................................................   20
     7.12   Landlord Not Unreasonably Interfere.........................   20
     7.13   Headings....................................................   20
     7.14   Interpretation..............................................   21
     7.15   Governing Law...............................................   21
     7.16   Overholding.................................................   21
     7.17   Time of the Essence.........................................   21
     7.18   Enurement...................................................   21
     7.19   Acceptance..................................................   21

SCHEDULE "A" - Legal Description of the Lands
SCHEDULE "B" - Demised Premises
SCHEDULE "C" - Rules and Regulations
SCHEDULE "D" - Landlord and Tenant Work
SCHEDULE "E" - Special Provisions
Parking Agreement (If Applicable)

                                  L E A S E
                                  ---------

          THIS INDENTURE made this 25/th/ day of November, 1997.

BETWEEN:

                    PHOENIX PLACE LTD. of the
                    City of Calgary, in the
                    Province of Alberta

                    (the "Landlord")

                                                       OF THE FIRST PART
AND:

                    PINNACLE OIL INTERNATIONAL INC.

                    (the "Tenant")

                                                       OF THE SECOND PART

                                   ARTICLE I
                                   ---------

                                INTERPRETATION

1.00      DEFINITIONS
          -----------

1.01      In this lease, unless the context otherwise requires:

     (a)  "Additional Rent" means any and all sums of money or charges required
           ---------------
to be paid by the Tenant under this lease (except Minimum Rent), whether or not the same are designated "Additional Rent", whether or not the same are payable to the Landlord or otherwise, and all such sums are payable in lawful money of Canada without deduction, abatement, set-off or compensation whatsoever, except as provided in this lease.

     (b)  "Architect" means the independent architect from time to time named by
           ---------
the Landlord. The decision of the Architect shall be final and binding on the parties hereto, so long as such decisions are consistent with accepted architectural standards in the Province of Alberta.

     (c)  "Building" means, collectively, the office tower situated on the
           --------
Lands, together with all improvements, fixtures, facilities, installations, equipment, systems, parking facilities, overhead, and plus fifteen walkways, landscaping, and other necessities, now or at any time hereafter installed, erected or placed upon the Lands as part of the Development, and all appurtenances thereto.

     (d)  "Business Day" means the hours 7:00 a.m. through 6:00 p.m. on the days
           ------------
from Monday to Friday, inclusive, unless such day is a federal, provincial or civic holiday observed in the City.

     (e)  "City" means the City of Calgary, a municipal corporation in the
           ----
Province of Alberta.

     (f)  "Commencement Date" means the 1/st/ day of February, 1998.
           -----------------

     (g)  "Common Areas" means:
           ------------

          (i) all foyers, lobbies, corridors, hallways, telephone rooms, janitorial or storage rooms, electrical or air-conditioning rooms, and washrooms in the Office Tower (except those within the premises of any tenant that are restricted to the exclusive use of such tenant or tenants); and

          (ii) any sidewalks, yards, gardens, courtyards, patios, loading areas, ramps or parking areas.

          (iii)     "DEMISED PREMISES" means the premises in the Building shown
                     ----------------
     outlined in red on the floor plan attached hereto as Schedule "B", containing approximately FIVE THOUSAND EIGHT HUNDRED (5,800) square feet of rentable area as determined in accordance with the BOMA Standard Method of Measuring Floor Area.

     (h)  "DEVELOPMENT" means, collectively, the Lands and Buildings, and all
           -----------
appurtenances thereto from time to time belonging, installed thereon, or forming a part thereof.

     (j)  "LANDS" means those lands in the City upon which the Buildings are
           -----
being or have been constructed, and which are more particularly described in Schedule "A" hereto.

     (k)  "MINIMUM RENT" means the sum of SIXTY THREE THOUSAND EIGHT HUNDRED
           ------------                   ----------------------------------
DOLLARS ($63,800.00) annually payable in equal consecutive monthly installments
--------------------
of FIVE THOUSAND THREE HUNDRED SIXTEEN DOLLARS AND SIXTY SEVEN CENTS ($5,316.67)
   -----------------------------------------------------------------------------
each in advance on the first day of each and every calendar month during the term of this lease, commencing, subject to postponement as provided in this lease, on the 1/st/ day of FEBRUARY 1998 to and including the 31/st/ day of
              -----        -------------                      ------
JANUARY 2003 without deduction, abatement, set-off or compensation whatsoever,
------------
except as provided in this lease. The foregoing rent is calculated on the basis of ELEVEN DOLLARS ($11.00) p.s.f. for FIVE THOUSAND EIGHT HUNDRED (5,800) sq.ft,
   -----------------------            -----------------------------------
of leased space.

     (l)  "MORTGAGEE" means any mortgagee(s) for the time being of the
           ----------
Development or any part thereof.

     (m)  "OCCUPATION RENT" means the Minimum Rent plus estimated Additional
           ---------------
Rent on a day-to-day basis.

     (n)  "OPERATING COSTS AND TAXES" means, in any fiscal period designated by
           -------------------------
the Landlord, all costs and expenses incurred by or on behalf of the Landlord, with respect to and for complete operation, management, protection, security, cleaning, repair and maintenance of the Development, and without in any way limiting the generality of the foregoing, shall include:

          (i) the salary and wages of all employees of the Landlord directly employed in the operation, maintenance, repair and administration of the Development (other than the Club Facilities);

          (ii) the costs of goods, services, equipment and supplies (including property taxes and insurance premiums) supplied or used or incurred directly or indirectly in the operation, maintenance, repair and administration of the Development, including common areas and parking areas, including the heating and air-conditioning costs, elevator maintenance, costs of providing hot and cold water, and electrical energy supplied to the Development;

          (iii) all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the Development and, without limiting the generality of the foregoing, every tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or be levied or collected upon or in respect of the Development, or any part thereof, whether charged by any municipal, parliamentary or other authority; PROVIDED that the Tenant shall have the right to contest by appropriate legal proceedings and validity of any tax rate, including local improvement rate, assessment or other charge;

          (iv) all charges for public services and utilities, including water, gas, sewer, electrical power, steam or hot water used upon or in respect of the Development and for fittings, machines, apparatus, meters, or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such utilities; and

          but excluding:

     (i)  depreciation;

     (ii) income taxes of the Landlord;

     iii)   interest, on debt charges and legal fees and disbursements for debt;

     iv) charges for the repair of damage to the Development only to the extent the Landlord is entitled to reimbursement therefore by tenants or from the proceeds of insurance;

     v) expenses incurred by the Landlord in respect of the installation of partitions and other tenants' improvements; or

     vi)    leasing commissions;

PROVIDED HOWEVER, that if, in any such fiscal period the Building is less than Ninety Seven percent (97%) occupied during the whole of the fiscal period, "Operating Costs" shall mean the amount obtained by adjusting the actual Operating Costs for such fiscal period as if the Building had been Ninety-Seven percent (97%) occupied during the whole of such fiscal period, such adjustment to be made by adding to or subtracting from the actual Operating Costs during such fiscal period, such additional costs as would have been incurred if the Building had been Ninety-Seven percent (97%) occupied.

     (p)    "Proportionate Share" means being the Tenant's portion of Operating
             -------------------
     Costs and Taxes, and being the proportion that the rentable area of the Demised Premises bears to the rentable area of the Building.

     (q)    "Rules and Regulations" means the rules and regulations adopted by
             ---------------------
the Landlord from time to time acting reasonably and in such manner as would a prudent Landlord of a reasonably similar Building. The Rules and Regulations existing as at the Commencement Date are those set out in Schedule "C".


                                  ARTICLE II
                                  ----------

2.00        DEMISE
            ------

2.01 In consideration of the rents, covenants and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord leases to the Tenant and the Tenant leases from the Landlord the Demised Premises for use and occupation as a business office and for no other purpose.

                                  ARTICLE III
                                  -----------

3.00        TERM
            ----

            TO HAVE AND TO HOLD the Demised Premises for the term of five (5)
                                                                     --------
years commencing on the Commencement Date, subject to postponement in the manner hereinafter set forth.

3.01        Postponement of Term
            --------------------

            The Landlord shall make all reasonable efforts to have the Demised Premises ready for occupancy before the Commencement Date. If the Demised Premises are not ready for occupancy by such time, because of reasons other than the failure of the Tenant, its employees, agents or contractors to promptly complete the Tenant's improvements to the Demised Premises, the Commencement Date shall be postponed for a period equal to the duration of the occurrence or delay. The Landlord shall not be liable for any loss, injury, damage or inconvenience which the Tenant may sustain by reason of the inability of the Landlord to deliver the Demised Premises ready for occupancy on the Commencement Date.

3.02        Early Possession
            ----------------

            The Tenant may, if it desires, but only with the Landlord's prior written approval, begin to use and occupy the Demised Premises or portions thereof prior to the Commencement Date; PROVIDED that the Tenant shall pay an Occupation Rent to the Landlord for such use and occupancy until the Commencement Date. Such Occupation Rent shall be proportionate to the relation that the area of the Demised Premises, occupied from time to time bears to the entire area of the Demised Premises. Possession shall be granted and taken subject to the terms and conditions of this lease, except to the extent that such terms and conditions are inconsistent with this clause.

                                  ARTICLE IV
                                  ----------

4.00      RENT
          ----

          The Demised Premises are leased at the Minimum Rent plus Additional Rent to be paid in advance, without deduction, on the first day of each and every calendar month of the term to the office of the Landlord, or at such other place as the Landlord may from time to time designate in writing.

4.01      Security Deposit
          ----------------

          Payment of Minimum Rent for the last month of the term is acknowledged as being received in the amount of SEVEN THOUSAND THREE HUNDRED THIRTY THREE
                                   -----------------------------------------
DOLLARS AND THIRTY THREE CENTS ($7,333.33) from the Tenant upon the execution of
------------------------------------------
this lease; such payment shall be held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of all the terms, covenants and conditions of this lease, and if, at any time during the term of this lease, the Minimum Rent, Additional Rent or other charges properly payable to the Landlord hereunder are overdue and unpaid, then the Landlord may, at its option, apply any portion of such security deposit toward the payment of such overdue Minimum Rent, Additional Rent or other charge, without thereby limiting or excluding any other rights which the Landlord may have hereunder or at law, and if such security deposit is not so applied during the term hereof, then such sum shall be applied as Minimum Rent for the FIRST ONE(1) AND THE LAST
                                                       -------------------------
ONE(1) MONTH of the term hereof.
------------

                                   ARTICLE V
                                   ---------

5.00      TENANT'S COVENANTS
          ------------------

          THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

5.01      Rent
          ----

          To pay the Minimum Rent and Additional Rent to the Landlord as provided in this lease, without any deduction unless such deduction is provided for in this lease.

5.02      Operating Costs
          ---------------

          To pay monthly, in advance, to the Landlord as Additional Rent, along with the Minimum Rent, an estimate of the Tenant's proportionate monthly share of all Operating Costs, subject to adjustment, as may be required at the end of each fiscal year.

5.03      Repair
          ------

          To maintain and keep the Demised Premises and all improvements, fixtures and things belonging thereto, or which at any time during the term shall be erected, attached thereto, in good and substantial repair, order and condition, except damage by perils and hazards covered by insurance, and the Landlord and its agent, either alone or with workmen, servants or others, at all reasonable times during the term, may enter upon the Demised Premises to inspect the condition thereof, and if any repairs are required to be made to the Demised Premises, and providing the Landlord delivers to the Tenant, in writing, a notice setting forth the necessary repairs, then the Tenant shall repair the Demised Premises in a good and workmanlike manner within the time period set forth in the notice from the Landlord, and if there is not time period set forth in the notice, then the repairs shall be done within a reasonable time and, failing this, the Landlord and its agent, servants and employees may enter upon the Demised Premises and have the same repaired in proper manner and to render the account for such repairs to the Tenant, and the Landlord shall have the same remedies to enforce payment thereof as the Landlord has in respect of arrears of rent.

5.04      Notice of Accidents or Defect
          -----------------------------

          To give the Landlord prompt written notice of any accident to or defect in the heating apparatus, electric light or other wires, or of any fire in the Demised Premises of which the Tenant is aware but, unless otherwise expressly provided, there shall be no obligation on the part of the Landlord to repair or make good any such matters.

5.05      Assigning or Subletting
          -----------------------

     (a) That the Tenant shall not pledge, mortgage, assign or sublet or part with possession of the Demised Premises or any part thereof, directly or indirectly, without the prior written consent of the Landlord, which consent will not be unreasonably withheld.

     (b) Any assignment approved by the Landlord hereunder shall be in writing and a copy of the written assignment shall be provided to the Landlord within Seven (7) days of the date of the assignment. No assignment or pledge of this lease or sub-lease of the Demised Premises, or any part thereof, shall in any manner relieve the Tenant from its responsibilities under all of the terms, covenants and conditions of this lease. Any violation of any provision of this lease, whether by act or omission, by any assignee or sub-tenant, shall be deemed a violation of such provision by the Tenant.

     (c) If a request is made to the Landlord to consent to an assignment of this lease or a sub-letting of the whole or a part of the Demised Premises, then the Landlord shall have the right, to be exercised within Fourteen (14) days after the receipt of such request;

          (i) if the request is to assign this lease or sublet the whole of the Demised Premises, to cancel and terminate this lease; or

          (ii) if the request is to sublet a part of the Demised Premises to cancel or terminate this lease with respect to such part of the Demised Premises;

and if the Landlord shall exercise any such right, then in each case, the termination date shall be such date as is stipulated in the Tenant's notice, which shall, in any event, be not less than Sixty (60) days and not more than Ninety (90) days following the giving of such notice by the Tenant. If the lease is so terminated with respect to a part of the Demised Premises, then rent payable under this lease shall thereafter abate proportionately and all other appropriate recalculations shall be made to recognize that the area of the Demised Premises has been reduced. All of the foregoing rights of the Landlord shall be alternative to, but not in substitution for, any other rights which the Landlord may have to either consent or withhold its consent to any such assigning or sub-letting.

     (d) If at any time during the term of this lease any or all of the voting shares of the Tenant, or of a parent corporation of which the Tenant is a direct or indirect subsidiary, shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present effective voting control of the Tenant or of such parent corporation on the date of this lease, then the Tenant shall promptly notify the Landlord in writing of such change, and the Landlord may terminate this lease at any time after such change in control by giving the Tenant Forty-Five (45) days written notice of such termination; PROVIDED, HOWEVER, that this provision shall not apply to tenants which are public companies having more than Fifty (50) shareholders at the date of this lease.

     (e) If the Tenant is a partnership and if at any time during the term of this lease any person, who at the time of the execution of this lease owns a partner's interest, ceases to own such partner's interest, such cessation of ownership shall constitute an assignment of the lease of all purposes of this clause.

5.06      Business Tax
          ------------

          To pay all taxes with respect to all business carried on in the Demised Premises, and any special franchise or other tax with relation to such business as and when such taxes become due and payable, together with any taxes levied on tenants' fixtures and improvements made in or to the Demised Premises by or for the Tenant, and all taxes in the nature of business taxes and any taxes levied on machinery or equipment of the Tenant assessed by any governmental authority upon the Demises Premises whether levied against the Landlord or the Tenant.

5.07      Tidiness
          --------

          To leave the Demised Premises in a reasonably tidy condition at the end of each business day for performance of the cleaning services.

5.08      Damage to Building
          ------------------

          That if the Building, including the Demised Premises, elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating or air-conditioning the Building or operating the elevators, or, if the water pipes, drainage pipes, electric lighting, windows or other equipment of the Building get out of repair or become damage or destroyed through the negligence, carelessness or, misuse by the Tenant, its servants or employees or through it or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or any part of the Building, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand, unless such damage is covered by the Landlord's insurance.

5.09      Observe Rules and Regulations
          -----------------------------

          That the Tenant, its servants and employees shall observe and comply strictly with the rules and regulations. The Landlord shall have the right to make reasonable changes in and additions to the rules and regulations; PROVIDED such changes and additions do not unreasonably affect the conduct of the Tenant's business, and shall promptly notify the Tenant thereof in writing. Any failure by the Landlord to enforce any rules and regulations, now or hereafter in effect, either against the Tenant or any other tenant in the Building, shall not constitute a waiver of any of the rules and regulations.

5.10      Use of Premises
          ---------------

          The Tenant shall use and occupy the Demised Premises for general office purposes only and shall comply in respect of such used with the requirement of federal, provincial and municipal laws and regulation. If a government license or permit shall be required for the proper and lawful conduct of the Tenant's business, and if the failure to secure such license or permit would affect the Landlord, the Tenant, prior to occupying the Demised Premises, shall procure the same for inspection by the Landlord. The Tenant shall at all times comply with the terms and conditions of any such license or permit.

5.11      No Prejudice Insurance
          ----------------------

          That the Tenant will not do or omit or permit to be done upon the Demised Premises anything which shall cause the rate of insurance upon the Building to be increased and that, if the rate of insurance upon the Building shall be increased by reason of use made of the Demised Premises or by the reason of anything done or committed or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Demised Premises, the Tenant will pay to the Landlord, on demand, the amount of such increase. The Tenant will comply in every respect with the rules and regulations, if any, of the Canadian Underwriters Association or any successor or substitute body, and with the requirements communicated to the Tenant of the Landlord's insurance company or companies having policies insuring the Building or the use thereof.

5.12      Premises Conform to Law
          -----------------------

          To comply with all provisions of law, including, without limitation, federal, provincial and municipal legislative enactments, rules and regulations, and by-laws, without limiting the generality of the foregoing, which relate to the partitioning, equipment, operation and use of the Demised Premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Demised Premises, and comply with all police, fire and sanitary regulations or directive imposed or made by any federal, provincial or municipal authorities or by fire insurance underwriters or companies.

5.13      Use Conform to Law
          ------------------

          The Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of federal, provincial and municipal authorities and with any direction made pursuant to law or by any public officer of officers which shall, with respect to the use of the Demised Premises, or to the abatement of nuisance, impose any violation, order or duty upon the Landlord or the Tenant regarding the Demised Premises or the use or occupation thereof arising from the Tenant's use of the Demised Premises or from conditions which have been created by or at the instance of the Tenant or are required by reason of a breach of any of the Tenant's covenants or agreements hereunder. If the Tenant should desire to contest the validity of any such law, ordinance, rule, order or regulation with which the Tenant is obligated to comply, it may, at its expense, carry on such contest and non-compliance by it during such contest shall not be deemed a breach of this covenant; PROVIDED that it shall, to the satisfaction of the Landlord, indemnify and hold the Landlord harmless against the cost thereof and against all liability for any damages, interest, penalties and expenses (including reasonable legal expenses on a solicitor and client basis) resulting from or incurred in connection with such contest or non-compliance, except that noncompliance shall not continue so as to subject the Landlord to prosecution for an offence or to cause the Building or any part thereof to be condemned or vacated by order of public authority.

5.14      No Nuisance
          -----------

          Not to do or suffer any waste or damage, disfiguration or injury to the Demised Premises or the fixtures and equipment thereof; and not to use or permit to be used any part of the Demised Premises for any dangerous, noxious or offensive trade, business or occurrence, and not to cause or maintain or permit the occurrence or maintenance of any nuisance in, at or on the Demised Premises, or the creation or emission of any noxious fumes thereon or therefrom.

5.15      Floor Load
          ----------

          The Tenant shall not place or permit to be placed a load upon any portion of any floor of the Demised Premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of adjacent areas. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which the Tenant wishes to place in the Demised Premises so as to properly distribute the weight thereof, and the Tenant agrees to such reservation.

5.16      Escape of Water
          ---------------

          The Tenant shall be responsible for any loss or damage whatsoever caused in the Building owing to the leakage or escape of any water, gas or other substance from any pipes, machinery or equipment installed by the Tenant and used for the purposes of servicing the Demised Premises or any machinery or equipment installed or put therein by the Tenant. The responsibility of the Tenant is subject to the exception of loss or damage due to negligent acts or omissions or wilful or wanton misconduct of the Landlord or its agents, servants, employees, independent contractors or other persons for whom the Landlord is responsible for at law.

5.17      Indemnify Landlord
          ------------------

          To indemnify and save harmless the Landlord against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct of any work by or through any act of negligence of the Tenant or any assignee, sub-tenant, agent, contractor, servant, employee, licensee, customer or invitee of the Tenant, and against and from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon.

5.18      Release of Landlord
          -------------------

          That the Landlord shall not be responsible for injury to or the death of any person in or about the Demised Premises or any damage to any merchandise, goods, chattels, machinery, equipment, fixtures or tenant improvements located within the Building with the express of implied consent of the Tenant or in respect of the Tenant's business. The Landlord shall not be responsible for insuring any trade fixtures, stock installed or located by the Tenant in any part of the Demised Premises. The Tenant shall insure its own stock, furniture and equipment and shall be solely responsible for the loss of or damage to property of others kept or located in the Demised Premises during the term hereof.

5.19      Notify Landlord
          ---------------

          To immediately notify the Landlord or its representative in the Building of any accidents or defects in the Building including, without limitation, the Demised Premises, water pipes, plumbing and heating apparatus, ventilation and air-conditioning equipment and electrical wiring and fixtures and, as well, of any matter or condition which may cause injury or damage to the Building or any person or property therein located.

5.20      Not Permit Liens
          ----------------

          The Tenant shall promptly pay, as and when the same falls due, all accounts for labour or material done or supplied for all improvements, installations, partitions and fixtures or work done by or for the Tenant on the Demised Premises and will not cause, suffer or permit any encumbrance, lien or charge to arise or exist or be claimed upon the Demised Premises in respect thereof; PROVIDED that any such lien shall be permitted if and so long as it does not embarrass or prejudice the Landlord and if the Tenant has agreed to indemnify and save harmless the Landlord in respect of the same having given the Landlord reasonable security to insure the due payment of the same, and the Tenant proceeds with all due diligence to take whatever steps are properly open to it cause the validity of such claim to be determined and any registration of such claim against the title to the Lands to be extinguished or the lien to be paid if found valid, notwithstanding the foregoing, the Landlord may require that the Tenant remove the lien forthwith.

5.21      Landlord Supply Electricity
          ---------------------------

          To allow the Landlord to supply to the Demised Premises all of the electricity used therein for building standard lighting and the operation of typewriters and other small equipment used for office purposes. If the Tenant's electrical requirements appear to exceed the normal use of electricity, the Landlord may, at its discretion and at the cost of the Tenant, have the Demised Premises separately metered.

5.22      Tenant's Insurance
          ------------------

     (a) The Tenant agrees to take out and keep in force during the term hereof general public liability insurance on an occurrence basis with respect to, the business carried on, in or from the Demised Premises and the use of occupancy thereof by the Tenant in the sum of not less than ONE MILLION DOLLARS ($1,000,000.00), inclusive, which insurance shall include the Landlord as a name insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured. The Tenant shall furnish to the Landlord, if and whenever requested by the Landlord, certificates or other satisfactory evidence as to such insurance.

     (b) The Tenant shall, throughout the term of this lease, provide and keep in force property damage insurance in respect of the Tenant's furniture and trade fixtures and such other property in or forming part of the Demised Premises, as the Landlord may from time to time require, against such perils and in such amounts as are normally insured in the circumstances by prudent tenants, and as the Landlord may require or approve. At the request of the Landlord, the Tenant shall file with the Landlord such copies of current policies or certificates from insurance agents and proof of their renewal and payment of premium as the Landlord may require, and if the Tenant fails to insure or to file satisfactory proof of insurance promptly when so required, the Landlord may, without notice to the Tenant, effect such insurance and recover any premiums paid therefor from the Tenant on demand. The Tenant shall promptly pay all premiums due on the insurance required to be effected by it hereunder and shall not do anything upon the Demised Premises which would impair or invalidate the obligation of the insurer, whether of the Landlord or of the Tenant, and if the insurance premiums of the Landlord shall increase because of anything done or omitted by the Tenant of the Demised Premises, the amount of increase shall be paid by the Tenant to the Landlord on demand.

          The Tenant agrees to name the Landlord and the Landlord's manager of the Development as additional insureds in all insurance policies placed pursuant to this clause.

5.23      Signs
          -----

          The Tenant shall not cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction to be painted, displayed, inscribed, placed, affixed or maintained in or on any windows or doors of the Building nor anywhere else on or in the Building.

5.24      Name
          ----

          The Tenant may use the name of the Building for the business address of the Tenant, but for not other purpose.

5.25      Blinds
          ------

          The Tenant will not install any blinds, drapes, curtains, or other windows coverings in the Demised Premises and will not remove, add to or change the blinds, curtains, drapes or other window covering, installed by the Landlord from time to time, and agrees to keep window coverings open or closed at various times as the Landlord may from time to time direct or as may be provided from time to time by the rules and regulations.

5.26      Tenant's Certificate
          --------------------

          The Tenant agrees at any time and from time to time, upon not less than Ten (10) days' prior notice, to execute and deliver to the Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the Minimum Rent plus Additional Rent then being paid for hereunder and the dates to which the same, by instalments or otherwise, and other charges hereunder, have been paid and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice.

5.27      Application of Distress
          -----------------------

          The Tenant covenants and agrees that all of its furniture, trade fixtures, partitions, installations, equipment and other moveables on the Demised Premises, or wherever situated, shall be liable to distress and sale in the usual manner for any arrears of rent owing with respect to the Demised Premises and that none of the aforesaid goods and chattels upon the Demised Premises shall be exempt from distress, and for the purposes of making such distress, the Landlord by itself, its agents and baliffs may break open any door or window and enter upon the Demised Premises at any time after rental shall accrue due.

5.28      Waiver Re Distress
          ------------------

          The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress, and covenants and agrees that, notwithstanding any such statute, none of the goods and chattels of the Tenant on the Demised Premises at any time during that term shall be exempt from levy by distress for rent in arrears.

5.29      Not Register Lease
          ------------------

          That the Tenant will not register this lease in this form at the Land Titles Office; PROVIDED that the Tenant shall be at liberty to register a caveat in respect hereof which shall disclose only the existence, term and any renewal of this lease.

5.30      Right of Entry
          --------------

          The Tenant further covenants and agrees that, on the Landlord becoming entitled to cancel this lease under any of the provisions thereof, the Landlord in addition to all other rights, shall have the right to re-enter the Demised Premises or any portion or portions thereof as agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor, and to re-let the Demised Premises or any portion or portions thereof as agent of the Tenant, to take possession of any furniture or other property on the Demised Premises and to sell the same at a public or private sale without notice and to apply the proceeds of such sale and any rent derived from reletting the Demised Premises upon account of the rent under this lease, and the Tenant shall be liable to the Landlord for any deficiency, if any.

          The Tenant shall pay to the Landlord, on demand, such reasonable expenses as the Landlord may incur in evicting the Tenant, re-letting the Demised Premises, or collecting arrears of rent, including legal costs, solicitors' fees (on a solicitor-client basis) and brokerage fees, and the expenses of keeping the Demised Premises in good order and of preparing the Demised Premises for re-letting.

5.31      Non-Waiver By Landlord
          ----------------------

          That failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. The acceptance by the Landlord of any rent from any person other than the Tenant shall not be construed as a recognition of any rights which are not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such persons shall be deemed to be, any assignee of this lease or a sub-tenant of the Demised Premises, or any portion thereof, irrespective of whether the Tenant or said person claims that such person is a sub-tenant or assignee. The Landlord may accept rent from any person occupying the Demised Premises at any time without in any way waiving any right under this lease.

5.32      Additional Rent
          ---------------

          All sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder may be recovered by the Landlord as Additional Rent by any and all remedies available to it for the recovery of rent in arrears, and shall be deemed to be rent in arrears.

5.33      Interest On Arrears
          -------------------

          All rent in arrears and all sums paid or expenses incurred by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord is entitled hereunder to reimbursement from the Tenant and which under the preceding clause of this lease shall be deemed to be rent in arrears, shall bear interest from the date the same became due and payable by the Tenant to the Landlord until the date of payment or repayment to the Landlord; PROVIDED that, in each such case the Landlord shall give written notice to the Tenant of such sums due and payable, and the Tenant shall have Seven (7) days after receipt of such written notice from the Landlord to pay such arrears and, if such amounts are paid during such period, the aforesaid interest shall not be chargeable. Such interest will be charged at the rate of Eighteen percent (18%) per annum.

5.34      Access to Landlord
          ------------------

          The Landlord may, at any time and without liability to the Tenant, enter the Demised Premises to examine the same or for any purpose which it may deem advisable for the operation and/or maintenance of the Building or its equipment. During the last Six (6) months of the term of this lease, the Tenant shall allow such person or persons as may be desirous of leasing the Demised Premises to visit the same on business days, between the hours of 9:00 o'clock in the morning and 5:00 o'clock in the evening; PROVIDED reasonable notice is given to the Tenant.

5.35      Alterations by Landlord
          -----------------------

          The Landlord shall have the right at any time during the term to repair, remodel, alter improve or add to the whole or any part of the Building (or to change the location of the entrance or entrances to the Building, or to change, alter, remodel, or improve or add to the common areas, elevators, escalators, drains, pipes, heating and air-conditioning apparatus or any other part of the Building) except the Demised Premises without compensation or responsibility to the Tenant. For such purposes, the Landlord may, if necessary, enter, pass through, work upon and attach scaffolds or other temporary structures to the Demised Premises. The Landlord agrees to carry out such work as quickly as possible causing as little disturbance as possible.

5.36      Excavation
          ----------

          In the event that an excavation should be made for building or other purposes upon land adjacent to the Development, or should be authorized to be made, the Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building from injury or damage and to support them by proper foundation, pinning and/or underpinning.

5.37      Yield-Up
          --------

          At the expiration or sooner termination of this lease, the Tenant will peaceably surrender and give up the Demised Premises, without notice from the Landlord, any right or notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage of custom to the contrary notwithstanding.

5.38      Continuous Occupancy
          --------------------

          The Tenant shall carry on business at the Demised Premises on a regular basis and not leave the Demised Premises unoccupied for a period of Fifteen (15) days or longer without the prior written consent of the Landlord.

5.39      Subordination
          -------------

          In the event of registration of this lease (or caveat giving notice thereof) in the Land Titles Office by the Tenant or agent, and in the further event of a mortgage or mortgages being registered against title to the Lands, or any part thereof, such mortgage or mortgages, at the election of the mortgagee or mortgagees, shall take priority over this lease in every respect, and the Lessee shall, without delay, execute and deliver to the Lessor any and all documents required for such purpose, including postponements or instruments of subordination under the appropriate legislation dealing with such matters; PROVIDED, HOWEVER the Tenant and the said mortgagee shall enter into a non-disturbance agreement.

5.40      Relocation of Leased Premises
          -----------------------------

          The Landlord shall have the right at any time upon sixty (60) days notice to give the Tenant notice of relocation (the "Notice of Relocation") to relocate the Tenant to other premises in the Building (hereinafter called the "Relocated Premises") which premises shall contain the same as, or greater, Rentable Area than the originally-leased Demised Premises.

          The Landlord shall provide at its expenses leasehold improvements (hereinafter called the "New Leasehold Improvements") in the Relocated Premises substantially equivalent to the standard of the leasehold improvements in the originally-leased Demised Premises which have been completed or which the Landlord is obligated to provide in the originally-leased Demised Premises.

          The Landlord shall pay for the reasonable moving costs (if any) from the originally-leased Demised Premises to the Relocated Premises of the Tenant's trade fixtures and furnishings which payment shall be deemed to be full and complete compensation for all costs, expenses and damages which the Tenant may suffer or incur in connections with the relocation including disruption and loss of business. The Minimum Rent for the Relocated Premises for the period of the first one (1) month of occupancy shall abate.

          The Minimum Rent and Additional Rent for the Relocated Premises shall be no greater than the Minimum Rent and Additional Rent for the originally-leased Demised Premises, notwithstanding the Relocated Premises may contain a greater Rentable Area.

          All other terms and conditions of the Lease shall apply to the Relocated Premises mutatis mutandis, and the Lease shall be deemed to be amended
                   ------- --------
accordingly.


                                  ARTICLE VI
                                  ----------

6.00      LANDLORD'S COVENANTS
          --------------------

          THE LANDLORD COVENANTS WITH THE TENANT AS FOLLOWS:

6.01      Quiet Possession
          ----------------

          That upon the Tenant paying the rent hereby reserved at the time and manner aforesaid and observing and performing each and every one of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed under this lease, the Tenant shall and may peaceably and quietly possess and enjoy the Demised Premises during the said term without interruption from or by the Landlord, or by any persons lawfully claiming by, through or under it.

6.02      Pay Taxes
          ---------

          To pay all rates, charges and assessments and taxes which may be rated, charged, assessed and taxed against the Demised Premises during the term of this lease other than such obligations which the Tenant herein has expressly agreed to pay.

6.03      Insurance
          ---------

          The Landlord will maintain insurance against fire, "extended coverage" perils and such other risks as are included in a standard additional perils supplementary insurance in an amount equal to the full replacement value of the Building, the equipment and leasehold improvements contained in the Building, excluding the Tenant's furniture, equipment and trade fixtures (with respect to which the Tenant is required to insure). The Landlord will place and maintain public liability insurance in respect of all common areas of the Building with limits of not less than ONE MILLION DOLLARS ($1,000,000) for any one occurrence. The Landlord will, in addition, place and maintain pressure vessel and income protection insurance (respecting rental abatement provided for in Clause 7.03) in respect of income to the Landlord from the operation of the Building. The foregoing insurance policies shall provide that the insurers waive any rights of subrogation against the Tenant.

6.04      Heat
          ----

          To furnish adequate heating to the Demised Premises at all times and during the normal heating season as established by custom and practice for similar buildings in the City; PROVIDED, HOWEVER, the Landlord may withhold the supply of heat when necessary by reason of accident or breakdown or during repairs or improvements which, in the opinion of the Landlord, are necessary.

6.05      Air-Conditioning
          ----------------

          To operate (in accordance with standard office building procedures for the City) the air-conditioning equipment during business days between the hours of 7:00 a.m. and 6:00 p.m. in the manner appropriate to the season of the year, except during the making of repairs; PROVIDED FURTHER, that the Landlord shall not be responsible for the failure of air-conditioning equipment to perform its function if such failure shall result from any arrangement of partitioning in the Demised Premises or changes or alterations thereto, or failure on the part of the Tenant to shade windows which are exposed to the sun, or from any excessive use of electrical power by the Tenant.

6.06      Elevators
          ---------

          To operate the elevators by electric or other power and, except when prevented by a failure of electricity or other power or by reason of repairs or other causes beyond the control of the Landlord, to operate at least one of the elevators each day at all times for the reasonable use of the Tenant, and to permit the Tenant, its agents, servants or employees, and all other persons lawfully requiring communication with it, the free use of the elevators while operating, in common with other persons lawfully using the same.

6.07      Repair of Apparatus
          -------------------

          In case the apparatus, or any part thereof, used in the elevators, heating, air-conditioning or caretaking of the Demised Premises becomes inoperable, damaged, malfunctioning or destroyed, the Landlord shall have a reasonable time within which to repair the damage or replace or repair the apparatus, and the Landlord shall not, in any event, be liable to the Tenant, its officers or employees for any indirect or consequential damage or damages for personal discomfort or illness arising by reason of the interruption of such services or any of them.

6.08      Access
          ------

          To permit the Tenant and the employees of the Tenant and all persons attending on them to have the use during normal business hours on business days in common with others of the main entrance and the stairways, corridors and elevators leading to the Demised Premises. At times other than during normal business hours, the Tenant and the employees or the Tenant and persons attending on them shall have access to the Building and to the Demised Premises and use of the elevators only in accordance with the rules and regulations.

6.09      Washroom Facilities
          -------------------

          The Landlord agrees to permit the Tenant, its agents, officers, employees, invitees and licensees, the right of access and the use in common with other tenants of the Building to the washroom facilities in the Building, other than those provided exclusively for the use of other tenants, and to keep the said facilities in good working order and to have the same repaired with all reasonable diligence whenever such repairs are necessary.

6.10      Clean
          -----

          To provide cleaning and janitorial services, including window cleaning, to the Demised Premises and Building, to standards consistent with the maintenance of similar office buildings in the City; PROVIDED, HOWEVER, the Landlord shall not be liable for acts of omission or commission on the part of any person employed to perform such work.

6.11      Repair Structure
          ----------------

          To make structural repairs, at his expense, to the perimeter walls (excluding plate glass windows and doors), roof bearing structure and foundation. In the event that any such repairs shall be required to be made by the Landlord by reason of the negligence of the Tenant, its agents or employees, the Landlord shall be entitled to recover the cost thereof from the Tenant, and if the Tenant shall fail to pay the same, on demand, the Landlord may recover the amounts so due by all remedies available to it for the recovery of rent in arrears.

6.12      Alterations By Tenant
          ---------------------

          The Tenant may, with the prior written consent of the Landlord, from time to time improve, alter or change the fixtures and/or tenant's improvements or equipment in the Demised Premises; PROVIDED THAT:

     a) The Tenant shall have supplied the Landlord with plans and specifications for such improvements, alterations or changes;

     b) The Tenant shall cause all work done in connection with any improvement, alteration or change to be done promptly and in a good and workmanlike manner and in accordance with the plans and specifications therefor which have been approved by the Landlord;

     c) That any or all work to be done and material to be supplied in connection with such improvements, alterations or changes shall, unless otherwise agreed by the Landlord, be done or supplied only by contractors or sub-contractors and workmen engaged by the Tenant but first approved by the Landlord, and the Landlord shall have the right to grant such approval conditionally or to withdraw the same at any time with cause; and

     d) In any event, any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed on the Development by the Landlord, its contractors or subcontractors.

6.13      Landlord's Certificate
          ----------------------

          The Landlord shall furnish to the Tenant, upon written demand, as soon as possible after the end of each fiscal year of this lease, a certificate of the Landlord or his agent specifying the Operating Costs for such fiscal year.

                                  ARTICLE VII
                                  -----------

7.00      MUTUAL COVENANTS
          ----------------

          IT IS HEREBY MUTUALLY AGREED BETWEEN THE LANDLORD AND THE TENANT AS
FOLLOWS:

7.01      Parking
          -------

          Tenant parking is available within the Building and shall be negotiated separately by the Tenant with the Landlord and shall be available only on such terms and conditions as are agreed to in writing between the Tenant and the Landlord.

7.02      Tenant's Improvements
          ---------------------

          The Tenant covenants and agrees that it will not install or construct any partitions, fixtures, floor coverings, light fixtures, heavy equipment, safes or machinery upon the Demised Premises, nor undertake or permit any removal, change, alteration or addition therein or thereto, nor affix or attach any article thereto without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. On termination of this lease, the Tenant shall be entitled to remove any office machines and equipment and furniture installed by it, making good any damage occasioned to the Demised Premises by reason of such installation and removal. Further, the Tenant covenants and agrees that, on termination of this lease, it will, at the request of the Landlord, remove any or all partitions, fixtures, floor coverings, light fixtures, office machines and equipment, and furniture installed by the Tenant and make good any damage occasioned to the Demised Premises by reason of such installation, construction and removal.

          Any removal of equipment, fixtures, partitions and the like which is undertaken pursuant to this clause, and the restoration of the Demised Premises to good order and condition, shall be completed prior to the expiry of the term.

          The Tenant shall not remove any trade fixtures, goods or chattels or any kind from the Demised Premises until all rent and other monies due by the Tenant to the Landlord are paid.

7.03      Destruction or Damage
          ---------------------

          If during the term hereof the Building shall be damaged by fire, lightning, tempest, impact of aircraft, acts of God or the Queens' enemies, riots, insurrections, explosions or other casualty, the following provisions shall have effect:

     (a) If the Demised Premises are rendered partially unfit for occupancy by the Tenant and remain so for at least Ten (10) days, then the Minimum Rent shall abate from the date of the damage in part only in the proportion that the part of the Demised Premises so rendered unfit is of the whole of the Demised Premises until the Demised Premises have been repaired or restored;

     (b) If the Demised Premises are rendered wholly unfit for occupancy by the Tenant and remain so for at least Ten (10) days, then the Minimum Rent shall be suspended from the date of the damage until the Demised Premises have been repaired or restored;

     (c) Notwithstanding the provisions of sub-clause (a) and (b) hereof, if the Demised Premises or Building shall be incapable of being repaid or restored with reasonable diligence within One Hundred Eighty (180) days of the happening of the damage, then either the Landlord or the Tenant may, at its option, terminate this lease by notice in writing to the other given within Sixty (60) days of the date of the damage, and if such notice is given, this lease shall cease and become null and void from the date of the damage, and the Tenant shall immediately surrender the Demised Premises and all of its interest therein to the Landlord, and the Minimum Rent and Additional Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or the date the Tenant ceases to occupy the Demised Premises, whichever last occurs, and the Landlord may renter and repossess the Demised Premises, but if within the said period of Sixty (60) days neither the Tenant nor the Landlord shall give notice terminating this lease as aforesaid, or if within the said period the Landlord and Tenant shall agree not to give such notice, then upon the expiration of the said period of Sixty (60) days or upon the Landlord and Tenant agreeing as aforesaid, whichever shall be the sooner, the Landlord shall begin to repair and restore the Demised Premises;

     (d) The Landlord shall determine within Thirty-Five (35) days whether or not the Demised Premises are capable, with reasonable diligence, of being repaired or restored within the One Hundred Eighty (180) day period as aforementioned, and the Landlord shall be entitled to rely upon the opinion of a professional independent architect licensed to carry on business in the Province of Alberta in making such determination; and

     (e) If the Demised Premises are capable with reasonable diligence of being repaired or restored within One Hundred Eighty (180) days of the happening of such damage, then the Landlord shall restore or repair the Demised Premises.

          It is expressly understood and agreed that the obligation of the Landlord to rebuild and restore the Demised Premises shall not extend to or be deemed to include the rebuilding and restoration of any alterations, partitions, equipment or installations made by the Tenant to the Demised Premises.

7.04      Default
          -------

          That in the event default is made in payment of rent, or any part thereof, and such default continues for Seven (7) days after notice of such non-payment has been delivered to the Tenant, or in the case of non-performance or non-observance on the part of the Tenant of any covenant, condition, restriction or stipulation herein contained, expressed or implied, which ought to be observed or performed by the Tenant, and which has not been expressly waived in writing by the Landlord, and such non-performance or non-observance continues for Seven (7) days after notice of such default has been delivered to the Tenant, then the Landlord may at its option in addition to exercising any other remedy available to it in law, remedy and defect or default by the Tenant and charge to the Tenant as Additional Rent such cost and/or cancel this lease by written notice to the Tenant and, in any one or more of such cases, all rights and interest hereby created or then existing in favour of the Tenant or derived under this lease, shall thereupon cease and determine, and the

Landlord may re-enter into and upon the Demised Premises and to repossess and enjoy the same of its former estate, anything herein to the contrary notwithstanding, or the Landlord may re-let the Demised Premises as agent for the Tenant; PROVIDED, HOWEVER, that in case of such cancellation and re-entry, the Tenant shall continue to be liable to pay and the Landlord shall have the same remedy for the recovery of any rent then due or accruing due as if this lease had not been cancelled, together with interest at the rate of Eighteen percent (18%) per annum on any overdue rent, but remained in full force and effect, and further, that any right of action of the Landlord against the Tenant in respect of any antecedent breach of any of the said covenants, conditions, restrictions and stipulations shall not thereby be prejudiced; PROVIDED FURTHER, the Landlord reserves any and all legal remedies and rights of action for damages against the Tenant for breach of the lease.

7.05      Bankruptcy or Seizure
          ---------------------

          In the event that the Demised Premises shall, without the prior written consent of the Landlord, remain vacant or not used for a period of Fifteen (15) days, or the Demised Premises shall not be occupied by the Tenant within Fifteen (15) days of the Commencement Date or shall be used by any person other than the Tenant or for any other purpose than that for which the same were let, or in case the term or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors or any order shall be made for the winding up of the Tenant, then in any such case, this lease shall, at the option of the Landlord, cease and determine and the term shall immediately become forfeited and void and the ten current month's rent and the next ensuring Three (3) month's rent shall immediately become due and payable, and the Lessor may re-enter and take possession of the Demised Premises as though the Tenant or other occupant of the Demised Premises was holding over after the expiration of the term without any right whatsoever.

7.06      Force Majeure
          -------------

          Save and except for the obligations of the Tenant as set forth in this lease to pay Minimum Rent, Additional Rent, increased rent or other monies to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purpose of this lease, force majeure shall mean any acts of God, strikes, lockouts, or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restrains of rules and people, civil disturbances, explosions, breakage of or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event, whether of the kind herein enumerated or otherwise, not within the control of such party, and which by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party shall be deemed not to be a force majeure), such failure shall be deemed not to be a breach of the obligations of such party hereunder, but such party shall use diligence to put itself in a position to carry out its obligations hereunder.

7.07      Representations
          ---------------

          The Tenant hereby acknowledges that the Demised Premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein. No representative or agent of the Landlord or Tenant is or shall be authorized or permitted to make any representation with reference thereto, or to vary or modify this Lease in any way, and this Lease contains all the agreements and conditions made between the parties hereto, and any addition to or alteration of or changes in this Lease, or other agreement hereafter made or condition created to be binding, must be made in writing and signed by both parties.

7.08      Reservation to Landlord
          -----------------------

          All outside walls of the Demised Premises and any space in the Demised Premises used for stairways and passageways to other adjoining premises, shafts, stacks, pipes, conducts, ducts or other building facilities, heating, electrical, plumbing, air-conditioning and other building systems, and the use thereof, as well as access thereto through the Demised Premises for the purpose of use, operation, maintenance and repair are expressly reserved to the Landlord.

7.09      Assignment by Landlord
          ----------------------

          In the event of the sale by the Landlord of the Development, or any part thereof, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee assumes the covenants and obligations of the Landlord hereunder, the Landlord shall, thereupon and without further agreement, be freed and relieved of all liability with respect to such covenants and obligations.

7.10      Net Lease
          ---------

          The Tenant acknowledges and agrees that this Lease is a completely carefree net Lease to the Landlord, except as expressly herein set out, that the Landlord is not responsible during the term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Demised Premises, or the use and occupancy thereof, or the contents thereof or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and king relating to the Demised Premises, or the use and occupancy thereof, or the contents thereof or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Demised Premises, except as expressly herein set out.

7.11      Notices
          -------

          Any notice herein provided or permitted to be given by the Tenant to the Landlord shall be sufficiently given if delivered or if mailed, by registered mail, postage prepaid, in writing and addressed to the Landlord at:

                              PHOENIX PLACE LTD.
                       c/o Colliers Property Management
                               3700 Bankers Hall
                             855 - 2/nd/ Street SW
                           Calgary, Alberta T2P 4J8

          Any notice herein provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if delivered or if mailed, by registered mail, postage prepaid, in writing and addressed to the Tenant at:

                        PINNACLE OIL INTERNATIONAL INC.
                              #750, Phoenix Place
                            840 - 7/th/ Avenue S.W.
                           Calgary, Alberta T2P 3G2

          Notice mailed as aforesaid shall be conclusively deemed to have been received on the third business day following the day on which such notice is mailed. Notice delivered as aforesaid shall be conclusively deemed to have been delivered if required to be made under the Rules of the Court of Queen's Bench of Alberta. Either party may, at any time, give notice in writing in the manner hereinbefore provided to the other of any change of address of the party giving such notice, and from and after giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notice hereunder. The word "notice" in this clause shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

7.12      Landlord Not Unreasonably Interfere
          -----------------------------------

          Except as expressly provided otherwise in this Lease, there shall be no allowance to the Tenant by way of diminution of rent or otherwise and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from the happening of the event which gives rise to the need for any repairs, alterations, additions or improvements or from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances and equipment thereof. The Landlord agrees to use its best efforts to do any work done by it in such manner as not to unreasonably interfere with or impair the Tenant's use of the Demised Premises.

7.13      Headings
          --------

          The parties hereto agree that the headings herein form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

7.14      Interpretation
          --------------

          The terms "Landlord" and "Tenant" and the pronouns relating thereto, where used herein, shall, where the context makes it appropriate, include the heirs, executors, administrators, successors and assigns of the parties hereto and shall include the feminine and plural and a body corporate where the context or the party or parties hereto so require and where there is more than one Tenant, all covenants shall be deemed joint and several.

7.15      Governing Law
          -------------

          This Lease and the rules and regulations adopted hereunder, and the use and occupation of the Demised Premises by the Tenant under this Lease, shall all be governed by the laws of the Province of Alberta. Should any provision of this Lease and/or of its conditions be illegal or not enforceable under the laws of the Province of Alberta, it or they shall be considered severable, then this Lease and its conditions shall remain in full force and be binding upon the parties as though such unenforceable provision or provisions had never been included.

7.16      Overholding
          -----------

          Upon expiration or other termination of the term of this Lease, the Tenant shall quit and surrender the Demised in good order and condition, ordinary wear and tear excepted and shall remove all its property therefrom, except as otherwise provided in this Lease. If the Tenant shall continue to occupy the Demised Premises after the expiration of the term without any further written agreement, or in the absence of such an agreement, without any further written agreement, or in the absence of such an agreement, without objection by the Landlord, the Tenant shall be a monthly tenant at the rate and on the terms herein contained, except as to length of tenancy.

7.17      Time of the Essence
          -------------------

          Time is of the essence of this Lease.

7.18      Enurement
          ---------

          This Lease and the terms and provision hereof shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns and personal representatives and executors.

7.19      Acceptance
          ----------

          hereby accepts this Lease of the Demised Premises to be held by him as Tenant, and subject to the conditions, restrictions and covenants above set forth.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                                             PHOENIX PLACE LTD.
                                             LANDLORD


/s/ Jeanne D. Bogle                          [SIGNATURE ILLEGIBLE]
-------------------------------              -----------------------------------
WITNESS


                                             PINNACLE OIL INTERNATIONAL INC.
                                             TENANT



[SIGNATURE ILLEGIBLE]                        [SIGNATURE ILLEGIBLE]
-------------------------------              -----------------------------------
WITNESS                                      PRESIDENT

                                 SCHEDULE "A"
                               LEGAL DESCRIPTION
                               -----------------


Plan A1 Calgary
Block Thirty Four (34)
Lots Twenty Nine (29) to Thirty Four (34) inclusive

                                 SCHEDULE "B"
                               DEMISED PREMISES
                               ----------------


              [FLOOR PLAN OF SUNIC INVESTMENTS INC. APPEARS HERE]



                                                                      840
7th FLOOR                    SUNIC INVESTMENTS INC.             SEVENTH AVENUE

                                 SCHEDULE "C"
                             RULES AND REGULATIONS
                             ---------------------

1. The definitions set forth in the lease have the same meaning in these rules and regulations.

2. No cooking or preparation of food or beverages shall be permitted in the Demised Premises, and no electrical apparatus likely to cause an overloading of electrical circuits will be used therein.

3. The sidewalks, entries, passages, elevators and staircases in the Building shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. The Landlord reserves unrestricted control of all parts of the Building employed for the common benefit of the tenants, including without limitation, the sidewalks, entries, corridors and passages not within the Demised Premises, washrooms, lavatories, airconditioning closets, fan rooms, janitor's rooms electrical rooms and other rooms, stairs, elevator shafts, flucs, stacks, pipe shafts and ducts and shall have the right to place such signs and appliances therein, as it may deem advisable, provided that ingress and egress from the Demised Premises is not unduly impaired thereby.

4. The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without the prior written consent of the Landlord who shall have the absolute right to withhold consent or to prescribe the maximum weight permitted and the position thereof, and the use and design of the planks, skids, or platforms to distribute the weight of such equipment. All damage done to the Building by the moving or use of any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment shall occur only between 6:00 p.m. and 8:00 a.m. or other time consented to by the Landlord, and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No deliveries requiring the use of an elevator for freight purposes will be received in the Building or carried in the elevators, except during hours approved by the Landlord.

5. All persons entering and leaving the Building at any time other than during normal business hours shall register in the books kept by the Landlord at or near the night entrance and the Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the premises to which such person seeks entrance or a pass in a form to be approved by the Landlord. Any persons found in the Building at such times without such keys or passes will be subject to surveillance or eviction by the employees and agents of the Landlord without recourse. The Landlord shall be under no responsibility for failure to enforce this rule.

6. The Tenant shall not place or cause to be placed any additional or substitute locks upon any doors of the Demised Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at cost of the Tenant.

7. The water sinks, basins, urinals, toilets, sewers, and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be borne by the Tenant by whom or by whose agents, servants, employees, licensees or invitees the same is caused. Tenants shall not let the water run unless it is in actual use and shall not deface or mark any part of the Building or drive nails, spikes, hooks or screws into the walls or woodwork of the Building.

8. No one shall use the Demised Premises for sleeping apartments or residential purposes, or for the storage or personal effects or articles other than those required for business purposes.

9.   Canvassing, soliciting and peddling in the Building are prohibited.

10. Any hand trucks, carryalls or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

11.  No animals or birds shall be brought into the Building.

12. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Demised Premises or the Building or permit the delivery of any food or beverage to the Demises
     Premises without the approval of the Landlord or in contravention of any regulation fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or other beverages to the Demised Premises.

                                 SCHEDULE "D"
                           LANDLORD AND TENANT WORK
                           ------------------------

1.   Leasehold Improvements to Premises - By Landlord
     ------------------------------------------------

     a) The Landlord will co-ordinate the design, supervision, and construction of the leasehold improvements to level consistent with the show suite on the 14/th/ floor of the building (all of which is herein called the "Improvements") to the Premises.

     b) The Landlord will contribute a maximum of $20.00 per rentable square foot of the Premises toward the improvements including design fees and permits (the estimated total Landlord contribution being $116,000.00).

     c) If the Landlord's full contribution is not required to complete the Improvements, the saving will accrue to the Tenant and applied to the initial months of minimum rent due under the Lease.

     d) If the total cost of the Improvements exceeds the Landlord's maximum contribution, the Tenant will be obliged to pay the excess directly to the contractor(s) in a timely manner.

     e) The Landlord will carry out the Improvements in accordance with the design plan and specifications and in accordance with the lawful requirements of all Government Bodies having jurisdiction.

     The Landlord will not be obliged to commence the Improvements, except for any preliminary layout design which the Landlord has authorized in writing, until the Lease has been fully and unconditionally executed and delivered by all parties.

2.   Common Lobby Upgrades
     ---------------------

     In addition the Landlord agrees to upgrade the common area lobby and washrooms on this floor to a level of quality and finishes as provided on the 14/th/ floor of the Building.

3.   Tenant Improvements
     -------------------

     The Tenant shall be responsible for the installation of any leasehold improvements in the Leased Premises which are over and above the Landlord's Improvements and Common Area Upgrades (the "Tenant Improvements").

                                 SCHEDULE "E"
                              SPECIAL PROVISIONS
                              ------------------

1.   RIGHT OF FIRST REFUSAL
     ----------------------

     The Tenant shall have the Right of First Refusal to match any bona fide third party Offer to Lease on contiguous premises on the 7/th/ floor which becomes vacant during the term of this Lease with two (2) business days notice of being presented with same by the Landlord.

2.   OPTION TO RENEW
     ---------------

     Provided the Tenant has during the Term of this Lease paid the Rent at the time and in the manner therein required to be paid and has otherwise performed the obligations and covenants on its part to be performed, then the Landlord shall grant to the Tenant the option to renew this Lease and the Parking Agreement for a further term of five (5) years (hereinafter referred to as the "Renewal Period") with the commencement date being the day following the expiration of the initial Term.

     Provided, in order to exercise its option for the Renewal Period, the Tenant shall be required to give to the Landlord notice thereof in writing not less than six (6) months before the date of the expiry of the Term of this Lease. Any renewal pursuant to this proviso shall be on the terms and conditions in the Landlord's then current standard office lease for the Building except that:

     a.   there shall be no additional right of renewal;

     b. the Minimum Rent payable by the Tenant during the Renewal Period (hereinafter referred to as the "New Minimum Rent") shall be equal to the current market rent at the expiration of the Term for comparable space in the Building or if there is no such comparable space, for comparable space in buildings or office complexes similar in quality and location to the Building with such New Minimum Rent to be agreed upon between the Landlord and the Tenant.

     If any dispute arises as to the amount of the New Minimum Rent the issue shall be resolved by Arbitration in accordance the Arbitration Act of Alberta.

                                    PARKING
                                    -------

                               PARKING AGREEMENT
                               -----------------

     THIS INDENTURE made in duplicate the 25/th/ day of November, 1997.

BETWEEN:

          PHOENIX PLACE LTD, a body
          corporate having an office
          in the City of Calgary,
          in the Province of Alberta

          (hereinafter called "the Licensor")

AND:

          PINNACLE OIL INTERNATIONAL INC.
          #750, Phoenix Place
          840 - 7/th/ Avenue SW
          Calgary, Alberta
          T2P 3G2

          (hereinafter called "the Licensee")

     WHEREAS the Landlord has available for lease parking stalls in the underground heated parking facility (the "Parkade") in the building complex municipally located at 840 - 7/th/ Avenue SW, Calgary, Alberta (the "Building").

     AND WHEREAS the Landlord has agreed to allow the Tenant the use of certain of these parking stalls subject to the terms and conditions of this Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants herein, the parties agree as follows:

1. The Landlord will, during the term of this Agreement, provided three (3) parking stall(s) in the Parkade for the use of persons designated by the Tenant ("Designated Users").

2.   a)   The term of the Agreement will commence on February 1998 and expire
January 31, 2003. The Tenant will pay a monthly fee on the first day of each month during the term hereof, which sum has been calculated on the basis of a rate of One Hundred and Forty Dollars and Zero Cents ($140.00) per month per parking stall. Such rental shall be payable to the Landlord at:

                              PHOENIX PLACE LTD.
                       c/o Colliers Property Management
                               3700 Bankers Hall
                             855 - 2/nd/ Street SW
                              Calgary, AB T2P 4J8

or at such other address as the Tenant may hereafter be advised in writing by the Landlord from time to time.

     The monthly fee will be subject to increase from time to time upon 30 days written notice from the Landlord based upon prevailing market rents for comparable parking stalls in similar locations in downtown Calgary.

3. The Tenant and the Designated Users of the parking stall(s) shall observe and obey all regulations or instructions which may from time to time be established for the proper operation of the parkade by the Landlord, or any manager, or managers, which may be appointed by it (the "Parkade Operator"), and such regulations and instructions shall be deemed to form a part of this Agreement.

4. The Tenant shall register with the Landlord the names of the Designated Users using the Parkade together with the names and license plate numbers of all vehicles to be parked therein. The parking stalls shall only be used for passenger motor vehicles permitted by fire regulations to park in underground parkades. No substitute vehicles may park in the Parkade without the prior written approval of the Landlord.

5. The Landlord and the Parkade Operator shall not be liable for any loss or damage, however caused, to any vehicle or its contents while in the Parkade, even if such loss or damage results from the negligence of the Landlord or the Parkade Operator, or their respective servants, agents or employees, and the Tenant shall indemnify and hold harmless with respect to any such loss or damage, the Landlord, any Parkade Operator and their respective servants, agents and employees together with their successors and assigns.

6. The Tenant hereby acknowledges receipt of Three (3) parking access card(s) which permits vehicular access to the Parkade. Loss of parking access cards must immediately be reported to the Landlord and replacement parking access cards may be obtained at an additional charge then prevailing, which at the commencement date of this License Agreement is TWENTY FIVE DOLLARS ($25.00) per parking access card.

7. Insurance for loss of or damage to vehicles using the parking stall pursuant to this Agreement shall be the responsibility of the Tenant or its Designated User. The Tenant shall ensure that any insurance held by it or any of its Designated Users for vehicles which are parked in the parkade by virtue of this Agreement contains a waiver of subrogation against the Landlord, the landlord any Parkade Operator and their respective servants, agents and employees, in respect of any loss of or damage to the vehicle.

8. Insurance for loss of or damage to vehicles using the parking stall pursuant to this Agreement shall be the responsibility of the Tenant or its Designated User. The Tenant shall ensure that any insurance held by it or any of its Designated Users for vehicles which are parked in the parkade by virtue of this Agreement contains a waiver or subrogation against the Landlord, the Landlord any Parkade Operator and their respective servants, agents and employees, in respect of any loss or damage to the vehicle.

9. The Tenant and its Designated Users using the Parkade shall not create any nuisance or hazard within the Parkade nor use the Parkade in any matter detrimental to the use of the Parkade by other persons.

10. The Tenant and its Designated Users shall not park in driving lanes or in any other area not designated as a parking stall.

11. The Tenant shall ensure that its Designated Users are familiar with and comply with all of the terms of this Agreement including all of the regulations and instructions referred to in paragraph 3 hereof. Vehicles parked in breach of any of the terms of this Agreement or regulations and instructions referred to in paragraph 3 may be ticketed, removed from the parkade and impounded at the cost and expense of the Tenant and the Designated Users.

12. If the Tenant or any of its Designated Users are in breach or default of any of the terms of this Agreement or any regulations or instructions made pursuant to paragraph 3, and such breach or default is not cured within two (2) business days notice of such breach or default to the Tenant, then, the Landlord may terminate this Agreement forthwith upon written notice to the Tenant.

13. In the event of damage to the Parkade, or Building resulting in the closure of the Parkade, the Landlord's obligations hereunder shall be suspended during such period and the monthly fee shall abate for the period of the closure.

14. This Agreement and the license herein granted shall not be assigned by the Tenant except with the prior written approval of the Landlord. An assignment or transfer, or surrender of the Landlord's leasehold estate shall be deemed not to be a termination of the Landlord's leasehold estate provided that such assignment, transfer or surrender is made subject to the assumption by the assignee or transferee of the obligations of the Landlord hereunder and in such event the Tenant agrees to execute a notation agreement providing for a release of the Landlord from its obligations hereunder and an assumption of those obligations by the assignee, transferee or person to whom the surrender is made.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.


                                   PHOENIX PLACE LTD.
                                   Licensor

                                   [SIGNATURE ILLEGIBLE]
                                   -------------------------------------

                                   PINNACLE OIL INTERNATIONAL INC.
                                   Licensee

                                   [SIGNATURE ILLEGIBLE]
                                   -------------------------------------
                                   PRESIDENT

[SIGNATURE ILLEGIBLE]
-------------------------------    _____________________________
Witness